                                                                    EXHIBIT 99.4

                      DARR WESTWOOD TECHNOLOGY CORPORATION
                        Consolidated Financial Statements
                 For the Nine Months Ended May 31, 2005 and 2004
                                   (Unaudited)

Consolidated Balance Sheet

Consolidated Statement of Income

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

                      DARR Westwood Technology Corporation
                           Consolidated Balance Sheet
                            May 31, 2005 (Unaudited)

ASSETS
CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS                                         $ 4,270,507
   ACCOUNTS RECEIVABLE-TRADE, NET OF ALLOWANCE FOR DOUBTFUL
      ACCOUNTS OF $225,000                                            15,741,341
   ACCOUNTS RECEIVABLE-OTHER                                             997,712
   INVENTORY                                                           2,697,300
   PREPAID EXPENSES AND OTHER                                             83,192
   NET DEFERRED TAX ASSET                                                174,076
                                                                     -----------

TOTAL CURRENT ASSETS                                                  23,964,128

   PROPERTY, PLANT, AND EQUIPMENT, NET                                   504,388
   OTHER NONCURRENT ASSETS                                               150,336
   INTANGIBLE ASSET, NET OF ACCUMULATED AMORTIZATION                     259,918
   OTHER INTANGIBLE ASSETS                                               157,739
   NET DEFERRED TAX ASSET, NONCURRENT                                    226,279

                                                                     -----------
TOTAL ASSETS                                                         $25,262,787
                                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   LINE OF CREDIT                                                    $        --
   ACCOUNTS PAYABLE-TRADE                                             16,015,882
   ACCOUNTS PAYABLE-RELATED PARTY                                        108,333
   ACCRUED EXPENSES                                                    2,163,268
   DUE TO FORMER STOCKHOLDERS                                            664,567
   UNEARNED INCOME                                                       378,997
   INCOME TAXES PAYABLE                                                  577,809
   CURRENT PORTION OF LONG-TERM DEBT                                     515,803
                                                                     -----------

TOTAL CURRENT LIABILITIES                                             20,424,658

ACCRUED SEVERANCE                                                        413,906
LONG-TERM DEBT, NET OF CURRENT PORTION                                 1,916,281
DIVIDEND PAYABLE                                                          80,000
                                                                     -----------

STOCKHOLDERS' EQUITY:
   REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE
      AUTHORIZED SHARES - 5,000; 1,000 SHARES ISSUED AND
      OUTSTANDING (LIQUIDATION VALUE OF $1,090,000)                           10
   COMMON STOCK, CLASS A, VOTING, $0.01 PAR VALUE
      AUTHORIZED SHARES - 2,500; 198 SHARES ISSUED AND
      OUTSTANDING                                                              2
   COMMON STOCK, CLASS B, NON-VOTING, $0.01 PAR VALUE
      AUTHORIZED SHARES - 2,500; 302 SHARES ISSUED AND
      OUTSTANDING                                                              3
   ADDITIONAL PAID-IN CAPITAL                                          1,624,985
   RETAINED EARNINGS                                                     802,942
                                                                     -----------

TOTAL STOCKHOLDERS' EQUITY                                             2,427,942

                                                                     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $25,262,787
                                                                     -----------

                      DARR Westwood Technology Corporation
                        Consolidated Statements of Income

                                                                       Period from April 17,
                                                  Nine Months Ended    2004 to May 31, 2004    Period from September 1,
                                                     May 31, 2005       (Successor Period)      2003 to April 16, 2004
                                                     (Unaudited)            (Unaudited)        (Predecessor Period)(1)
                                                  -----------------   -----------------------  ------------------------
NET SALES                                           $119,856,660             $12,256,651              $88,229,719
COST OF SALES                                        109,657,220              10,867,178               79,596,368
                                                    ------------             -----------              -----------
GROSS PROFIT                                          10,199,440               1,389,473                8,633,351

OPERATING EXPENSES:
   SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        7,942,761               1,178,193                7,292,265
   MANAGEMENT FEE - RELATED PARTY                        262,500                  29,166                       --
   RENT EXPENSE - RELATED PARTY                          135,000                  15,000                  155,333
   DEPRECIATION & AMORTIZATION                            83,914                  13,551                   51,266
                                                    ------------             -----------              -----------
                                                       8,424,175               1,235,910                7,498,864

OPERATING INCOME                                       1,775,265                 153,563                1,134,487

OTHER EXPENSE (INCOME):
   FORGIVENESS OF DEBT                                        --                      --                 (405,652)
   INTEREST INCOME - RELATED PARTY                            --                      --                  (21,483)
   INTEREST INCOME - OTHER                               (57,044)                 (3,339)                 (44,479)
   INTEREST EXPENSE                                      469,340                  69,137                   72,819
   OTHER EXPENSE (INCOME)                                (14,044)                 (1,881)                      --
                                                    ------------             -----------              -----------

INCOME BEFORE INCOME TAXES                             1,377,013                  89,646                1,533,282
PROVISION FOR INCOME TAXES                               616,352                  39,636                  647,445
                                                    ------------             -----------              -----------
NET INCOME                                          $    760,661             $    50,010              $   885,837
                                                    ------------             -----------              -----------


(1) Derived from the Audited Consolidated Financial Statements included herein.

                          DARR Westwood Technology Corporation
                          Consolidated Statements of Cash Flows

                                                                                              Period from          Period from
                                                                                            April 17, 2004     September 1, 2003
                                                                       Nine Months Ended    to May 31, 2004    to April 16, 2004
                                                                         May 31, 2005      (Successor Period)     (Predecessor
                                                                           (Unaudited)        (Unaudited)          Period)(1)
                                                                        ----------------   ------------------   ----------------
Cash flows from operating activities
Net Income                                                                   $ 760,661        $ 50,010               $ 885,837
Adjustments to reconcile net income to net cash provided
 by operating activities:
 Forgiveness of debt                                                                                                  (405,652)
 Depreciation and Amortization                                                  83,914          13,551                  51,266
 Deferred income taxes                                                         (73,779)          8,136                  58,303
 Changes in operating assets and liabilities:
  Account receivable-trade                                                   1,990,980      (2,669,558)                737,773
  Account receivable- other                                                    193,946         437,527                (158,048)
  Inventories                                                               (2,173,038)       (496,755)                622,947
  Prepaid expenses and other assets                                           (113,136)        (43,963)                (22,063)

Account payable-trade                                                        1,831,144       6,370,287              (1,238,723)
Accrued expenses                                                             1,081,691        (194,285)                765,315
Unearned income                                                                 (6,425)        (11,542)               (125,914)
Income tax payable                                                             480,023        (270,363)                  --
                                                                        ---------------  --------------         ---------------

Net Cash Provided by Operating Activities                                    4,055,981       3,193,045               1,171,041
                                                                        ---------------  --------------         ---------------

Cash flows from investing activities
Acquisition of property, plant and equipment                                  (221,708)         (9,798)                (45,616)
Acquisition of business, net of cash acquired                                 (157,739)     (4,917,499)
                                                                        ---------------  --------------         ---------------

Net Cash used in Investing activities                                         (379,447)     (4,927,297)                (45,616)
                                                                        ---------------  --------------         ---------------

Cash flows from financing activities                                                                                     --
Net borrowings (payments) on line of credit                                   (299,250)                             (7,121,955)
Proceeds from long-term debt                                                     --          1,500,000                   --
Proceeds from issuance of common stock                                           --            625,000                   --
Proceeds from issuance of pereferred stock                                       --          1,000,000                   --
Long term debt                                                                (322,694)          --
                                                                        ---------------  --------------         ---------------

Net Cash Provided by Financing                                                (621,944)      3,125,000              (7,121,955)
                                                                        ---------------  --------------         ---------------

Net change in cash                                                           3,054,590       1,390,748              (5,996,530)

Cash, beginning of period                                                    1,215,917       1,496,771               7,493,301

                                                                        ---------------  --------------         ---------------
Cash, end of period                                                        $ 4,270,507     $ 2,887,519               1,496,771
                                                                        ===============  ==============         ===============

Supplemental disclosure of cash flow information
                                                                        ---------------  --------------         ---------------
Interest paid                                                                $ 312,948         $ 7,667                $ 28,000
                                                                        ===============  ==============         ===============
Income taxes paid                                                            $ 245,744       $ 301,863               $ 345,000
                                                                        ===============  ==============         ===============

Supplemental schedule of noncash investing and  financing actvities
                                                                        ---------------
Preferred stock dividend declared, unpaid                                     $ 80,000
                                                                        ===============  --------------
Issuance of Long-Term Debt to Former Shareholders                                            $ 664,567
                                                                                         ==============         ---------------
Note Receivable Distributed To Shareholders                                                                          $ 399,587
                                                                                                                ===============
Capital Contribution, net of income taxes                                                                            $ 903,811
                                                                                                                ===============

(1) Derived from the audited consolidated financial statements included herein.

                      DARR Westwood Technology Corporation
                   Notes to Consolidated Financial Statements
                                  May 31, 2005
                                   (Unaudited)

1. Organization

Business

DARR Westwood Technology Corporation (the Company) is a holding company who through its wholly owned subsidiary, Westwood Computer Corporation (Westwood), is engaged in the sale and service of computers and peripherals to customers which include departments of the United States, state and local governments and commercial businesses throughout the United States. The Company considers all of its operating activity to be generated from a single operating segment. The Company is an 80%-owned subsidiary of DARR Westwood, LLC.

Westwood owns a 100% membership interest in Westwood Solutions, LLC (Solutions). Prior to its April 16, 2004 acquisition, Westwood owned an 80% membership interest in Solutions and Westwood's President owned the remaining 20% interest. Concurrent with the April 16, 2004 acquisition of Westwood, Westwood acquired the remaining 20% membership interest in Solutions. Solutions did not engage in any operating activity during the period from September 1, 2003 through April 16, 2004 (predecessor period) or during the period from April 17, 2004 to May 31, 2004 (successor period). Accordingly, the accompanying consolidated statements of income does not reflect any minority interest in earnings of the subsidiary.

These Notes to the Consolidated Financial Statements refer to the following defined periods: The nine months ended May 31, 2005, the period from September 1, 2003 through April 16, 2004 (predecessor period) and the period from April 17, 2004 to May 31, 2004 (successor period).

2. Summary of Significant Accounting Policies

Interim Financial Informaion

The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Although the interim financial statements are not required to include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements, we have elected to include the majority of these disclosures. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the Consolidated Financial Statements have been included. The results of the interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The Consolidated Financial Statements and these Notes should be read in conjunction with the Audited Consolidated Financial Statements and Notes thereto included elsewhere in this Form 8-K/A.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Westwood, and Westwood's wholly owned subsidiary, Solutions. Significant intercompany account balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. In addition, the Company typically maintains cash at major financial institutions. At times throughout the year, bank account balances exceed FDIC insurance limits, which are up to $100,000 per account. At times throughout the year, the Company has restricted cash. Restricted cash represents amounts collected on accounts receivable that have not been released to the Company by its financing company. At May 31, 2005, there was no restricted cash for the Company.

Concentration of Credit Risk and Significant Customers

Other financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. The Company's customer base is primarily departments of the United States government. The Company does not require collateral or other security to support credit sales, but provides an allowance for doubtful accounts based on historical experience and specifically identified risks. Accounts receivable are considered delinquent when payment is not received within standard terms of sale and are charged off against the allowance for doubtful accounts when management determines that recovery is unlikely and the Company ceases its collection efforts.

For the periods ended May 31, 2005, May 31, 2004 and April 16, 2004 net sales to departments of the United States and state and local governments comprised approximately 92%, 86% and 86%, respectively, of total net sales.

Fair Value of Financial Instruments

The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value because of their short-term nature. The carrying amount of the line of credit and long-term debt approximates their fair value because the interest rates reflect rates the Company would be able to obtain on debt with similar terms and conditions.

Revenue Recognition

The Company recognizes revenue from the sales of products when risk of loss and title passes, which is upon shipment. Shipping costs totaled approximately $379,431, $56,420 and $374,000 for the periods ended May 31, 2005, May 31, 2004 and April 16, 2004, respectively, and are recorded in cost of goods sold in the accompanying consolidated statements of income for the periods ended May 31, 2005, May 31, 2004 and April 16, 2004, respectively.

Revenue from the sale of warranties and support service contracts is recognized on a straight-line basis over the term of the contract, in accordance with Financial Accounting Standards Board Technical Bulleting No. 90-1, Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts (FTB 90-1).

The Company may also enter into sales arrangements with customers that contain both products and warranties. The Company recognizes revenue from these transactions in accordance with Emerging Issues Task Force (EITF) Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables", based on the relative fair value of the individual components. The relative fair value of individual components is based on historical sales of the components sold separately. Judgments and estimates are critical to determine if the multiple elements should be accounted for as separate accounting units.

Rebates

Rebates are recorded in the accompanying consolidated statements of income as a reduction of the cost of sales in accordance with Emerging Issues Task Force Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor (EITF 02-16). The Company recorded rebates of

$7,976,855, 6.7% of sales, $531,691, 4.3% of sales, and $4,399,100, 5.0% of sales for the periods ended May 31, 2005, May 31, 2004 and April 16, 2004, respectively. Rebates recorded in accounts receivable-other in the accompanying consolidated balance sheet approximate $997,713.

Inventory

Inventory is stated at the lower of average cost (specific identification) or market. Inventory is entirely finished goods purchased for resale and consists of computer hardware, computer peripherals and related supplies.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets, which generally is five years.

Intangible Assets

Intangible assets at May 31, 2005 consist of the value ascribed to customer relationships and other intangible assets of $259,918 and $157,739, respectively. The asset ascribed to customer relationships is being amortized on a straight-line basis over 13 years. Amortization expense was $16,358 and $1,818 for the periods ended May 31, 2005 and May 31, 2004, respectively. Amortization expense of $21,811 is expected to be recorded each year through August 31, 2016 and $14,544 for the year ended August 31, 2017.

The Company evaluates impairment of its intangible assets and property, plant and equipment is evaluated for impairment in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 requires an impairment loss to be recognized only if the carrying amounts of long-lived assets to be held and used are not recoverable from their expected undiscounted cash flows.
The Company evaluates impairment of Goodwill annually in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $11,882, $67,184 and $40,395 for the periods ending May 31, 2005, May 31, 2004 and April 16, 2004, respectively, and is included in selling, general and administrative expenses on the consolidated statements of income.

Income Taxes

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities.

3. Acquisition

On April 16, 2004, the Company purchased substantially all of the net assets of Westwood for $6,697,816. Prior to the acquisition, the Company had no operating history. The acquisition was accounted for under the purchase method of accounting and allowed the Company to enter into the computer and peripheral sales and service industry. The accompanying financial statements present the results of operations for the period from September 1, 2003 to April 16, 2004 under the Predecessor's basis of accounting (Predecessor Period) and for the period from April 17, 2004 to May 31, 2004 under the Company's basis of accounting (Successor Period). The purchase price consisted of cash of $5,245,222, assumed liabilities of $1,254,778 and related acquisition costs of $197,816. The purchase price was allocated to the assets acquired and liabilities assumed based on their respective fair values, on the date of purchase, as follows:

Current assets                                                      $14,152,360
Customer relationships                                                  283,546
Property, plant and equipment                                           188,420
Deferred tax asset                                                      377,154
Other assets                                                             58,038
Current Liabilities                                                  (7,853,970)
Accrued Severance                                                      (507,732)
                                                                    -----------
Net assets acquired                                                 $ 6,697,816
                                                                    ===========

Had the purchase occurred on September 1, 2003, pro forma net income would have been $724,627 for the predecessor period as a result of increased amortization and interest expense and decreased depreciation expense, net of related tax effects. This pro forma information is provided for informational purposes only. It is based on historical information, and does not necessarily reflect the actual result that would have occurred, nor is it necessarily indicative of future results of operations.

On March 1, 2005, the Company acquired selected assets of Proven Technology LLC, a provider of data storage solutions including hardware, software and support services for $162,610. The acquisition was accounted for under the purchase method of accounting and allowed the Company to enter into the data storage market. The purchase price allocation is preliminary until the Company completes its analysis, and is based on estimated fair values at the date of purchase.

4. Property, Plant and Equipment

Property, plant and equipment consist of the following at May 31, 2005:

Leasehold improvements                                                  $197,903
Machinery and equipment                                                  351,508
Furniture and fixtures                                                    11,558
Automobiles                                                               27,444
                                                                        --------
                                                                         588,413
Less accumulated depreciation                                             84,025
                                                                        --------
                                                                        $504,388
                                                                        ========

Depreciation expense was $67,556, $11,733 and $51,266 for the periods ended May 31, 2005, May 31, 2004 and April 16, 2004, respectively.

5. Line of Credit

The Company maintains a credit facility under two agreements with a financing company. The credit facility finances purchases from specified vendors, as defined, and allows for borrowings based on a percentage of eligible accounts receivable, as defined. Borrowings under both agreements are limited to an aggregate of $15,000,000 and bear interest at the greater of the prime rate as published by JP Morgan Chase Bank or 5.25%. The underlying agreements allow for an increased borrowing base during periods of high seasonal activity. At May 31, 2005, there were no borrowings outstanding under this credit facility. The agreement is cancelable at the discretion of either party.

The credit facility is secured by substantially all of the Company's assets and the underlying agreements contain certain restrictive covenants that limit dividends to stockholders and require the Company to meet defined financial covenants. In addition, the credit facility requires that the Company maintain a lock-box for all cash receipts related to trade accounts receivable, from which the financing company releases funds to the Company for operations pursuant to terms identified in the underlying agreements.

6. Commitments

The Company leases its operating facilities, certain sales offices and transportation equipment under noncancelable operating lease agreements that expire on various dates through May 31, 2010. Rent expense was $253,852, $39,299 and $222,329 for the nine month period ended May 31, 2005 and the periods ending May 31, 2004 and April 16, 2004, respectively, and is recorded in general and administrative expenses on the consolidated statement of income. Future minimum payments under operating leases with a remaining or initial lease term in excess of one year as of May 31, 2005, for the fiscal year ending August 31, 2005, approximate: 2005 - $81,700; 2006 - $281,700; 2007 - $249,700; 2008 -
$185,000 and; 2009 - $120,000.

The Company was counterparty to deferred compensation arrangements with a spouse, as beneficiary, of a former officer and a former stockholder of Westwood during the predecessor period. Commensurate with the acquisition of Westwood on April 16, 2004, the arrangement was forfeited in exchange for a separation agreement. The agreement provides quarterly severance payments to the beneficiary of $22,000 to $33,900 through February 2009. In connection with the exchange, the Company recorded forgiveness of debt of $405,652 for the difference between the estimated present value of future cash flows and the forfeited deferred compensation arrangement and the separation agreement. The Company's liability for the period ending May 31, 2005 was $413,906, for the separation agreement. The deferred compensation arrangement between the Company and former stockholder of Westwood was forfeited without recompense. In connection with this forfeiture, the Company recorded a contribution to capital, net of income taxes, of $903,811 during the predecessor period.

7. Long-Term Debt

The Company's long-term debt at May 31, 2005 consists of the following:

5% junior subordinated notes payable to former stockholders of
   Westwood                                                           $  313,695
8% junior subordinated notes payable to former stockholders of
   Westwood                                                              627,389
Subordinate note payable to a Company stockholder, DARR Westwood,
   LLC, a related entity                                                 750,000
Subordinate note payable to Four Kings Management, LLC, a
   related entity                                                        741,000
                                                                      ----------
Total debt                                                             2,432,084
Less current portion                                                     515,803
                                                                      ----------
Long-term debt                                                        $1,916,281
                                                                      ==========

The 5% junior subordinated notes payable to the former stockholders of Westwood requires annual principal payments of $94,108 plus accrued interest in April 2006 and April 2007. Annual principal payments of $62,739 plus accrued interest are due in April 2008 and April 2009. The 8% junior subordinated notes payable to the former stockholders of Westwood require principal payments of $156,847 plus accrued interest due semiannually commencing October 2004.

The subordinated note payable to DARR Westwood, LLC bears interest at a rate equal to the prime rate, as published in the Wall Street Journal, plus 4% (9.75% at May 31, 2005), not to exceed 10%. Annual principal payments are due in April 2007 ($194,482), April 2008 ($323,859) and April 2009 ($231,659). Accrued
interest is payable annually beginning in March 2007 through April 2009. The Company is obligated under this note to pay additional interest in the form of a fee based on achieving certain levels of revenue, as defined. The fee, if any, is limited to $30,000 per quarter and is payable in March 2008 and April 2009. Interest expense was $151,505 and $28,748 for the periods ended May 31, 2005 and May 31, 2004, respectively, all of which is accrued at the end of each respective period.

The subordinated note payable to Four Kings Management, LLC (Four Kings) bears interest at a rate equal to the prime rate, as published in the Wall Street Journal, plus 4% (9.75% at May 31, 2005), not to exceed 10%. Interest is payable monthly. Monthly principal payments of $9,000 begin in May 2005 and continue through March 2009. The remaining balance plus accrued interest is due in April 2009. The Company is obligated under this note to pay additional interest in the form of a fee based on achieving certain levels of revenue, as defined. The fee, if any, is limited to $30,000 per quarter and is payable quarterly. Officers of Westwood own membership interests in Four Kings. Interest expense was $151,468 and $28,748 for the periods ended May 31, 2005 and May 31, 2004, respectively, of which $26,081 and $21,081 is accrued at the end of each respective period.

Principal maturities of long-term debt at May 31, 2005 are as follows for the periods ended August 31:

                2005                     $   27,000
                2006                        515,803
                2007                        710,285
                2008                        494,598
                2009                        684,398
                                         ----------
                                         $2,432,084
                                         ==========

8. Income Taxes

Income tax expense (benefit) for the periods ended May 31, 2005, May 31, 2004 and April 16, 2004 consists of the following:

                                                           Period from          Period from
                                                        April 17, 2004 to    September 1, 2003
                                                          May 31, 2004       to April 16, 2004
                                  Nine Months Ended        (Successor          (Predecessor
                                    May 31, 2005             Period)              Period)
                                ---------------------   -----------------    -----------------
Current provision:
   Federal                            $575,126                $24,300            $  454,620
   State                               150,742                  7,200               134,522
                                      --------                -------            ----------
                                       725,868                 31,500               589,142
Deferred provision (benefit):
   Federal                             (84,508)                 6,278                45,019
   State                               (25,008)                 1,858                13,284
                                      --------                -------            ----------
                                      $616,352                $39,636            $  647,445
                                      ========                =======            ==========

The effective income tax rate of 44.8% and 44.2% for the nine month periods ended May 31,2005 and May 31,2004 respectively, differ from the federal statutory rate of 34% because of the difference in treatment of certain expense items for financial and income tax reporting purposes and state taxes. A reconciliation of the statutory provision and the provision for financial reporting purposes is as follows:

                                                           Period from          Period from
                                                        April 17, 2004 to    September 1, 2003
                                                          May 31, 2004       to April 16, 2004
                                  Nine Months Ended        (Successor          (Predecessor
                                    May 31, 2005             Period)              Period)
                                ---------------------   -----------------    -----------------
Statutory Federal Tax Provision            $468,273               $29,653            $  521,316
State Income Taxes net of Federal            87,918                 6,379                92,503
Other permanent difference                   60,161                 3,604                33,626
                                           --------               -------            ----------
Provision for income taxes                 $616,352               $39,636            $  647,445
                                           ========               =======            ==========

Deferred taxes arise principally from differences in and the nature and timing of the deduction for depreciation expense associated with property and equipment and certain reserves for financial and income tax reporting purposes. Significant components of the Company's deferred tax assets for the period ended May 31, 2005 consists of the following:

Net current deferred tax asset               $174,076
                                             --------
   Accruals and reserves on current assets   $174,076
                                             ========

Net deferred tax asset - long-term:
   Deferred compensation                     $236,361
   Depreciation                               (10,082)
                                             --------
                                             $226,279
                                             ========

9. Retirement Plan

The Company maintains a defined contribution 401(k) pension plan. Contributions are based on up to 1% of each covered employees salary and totaled $31,700, $5,025 and $19,333 for the nine month periods ended May 31, 2005 and the periods ending May 31, 2004 and April 16, 2004, respectively. The expense is included in selling, general and administrative expenses in the consolidated statement of income.

10. Equity

Concurrent with the purchase of Westwood, the Company authorized 2,500 shares of class A voting and class B non-voting common stock and issued 198 shares and 302 shares respectively. Holders of class A common stock are entitled to convert any or all of their shares into the same number of shares of class B common stock. Holders of class B common stock are entitled to convert any or all of their shares into the same number of shares of class A common stock.

Concurrent with the purchase of Westwood, the Company authorized 5,000 shares and issued 1,000 shares of series A redeemable preferred stock for $1,000,000. Series A redeemable preferred stock is senior to all securities outstanding. The holders of series A redeemable preferred stock are entitled to dividends at a rate of 8% per annum. Dividends are cumulative and are due and payable after April 2008. The series A redeemable preferred stock has no voting rights and is redeemable at the option of the Company commencing April 17, 2009 at 100% of its liquidation value. The liquidation value of series A redeemable preferred stock is equal to $1,000 plus accumulated but unpaid dividends and is $1,090,000 (including $80,000 that have been accrued) at May 31, 2005.

11. Related Party Transactions

During the period ended April 16, 2004, the Company held a note receivable from a company controlled by the Westwood stockholders which was repaid through periodic payments. The note receivable was distributed to the stockholders of Westwood through a dividend on April 16, 2004. Interest income recorded on this note for the period ended April 16, 2004 totaled $21,483.

Beginning April 17, 2004, the Company is charged a monthly management fee of $29,166 by DARR Global Holding, LLC, Inc. For the nine month periods ended May 31, 2005, and May 31, 2004, the Company recorded $262,500 and $29,166, respectively for this management fee in the accompanying consolidated statement of income. At May 31, 2005, $108,333 of the fee is included in accounts payable
- related party.

The Company's New Jersey facility is leased under a non-cancelable operating lease agreement with an entity that is controlled by officers of Westwood. Rent expense recorded for the period ended May 31, 2005, May 31, 2004 and April 17, 2004 was $135,000, $13,351 and $155,335, respectively. The spouse of one of those officers is a stockholder of the Company.

12. Subsequent Event

On August 5, 2005, DARR Westwood Technology Corporation entered into a merger agreement with Emtec, Inc. Pursuant to the terms of the merger agreement, all of the shares of DARR Westwood common stock issued and outstanding immediately prior to the merger were exchanged for 9,528,110 shares of Emtec common stock and warrants to purchase an additional 10% of Emtec's common stock, measured on a post exercise basis. The 9,528,110 shares of Emtec represents approximately 55% of the Emtec's total outstanding common stock post-merger and resulted in a change of control of Emtec, Inc. DARR Westwood is deemed to the acquiring company for financial reporting purposes. Accordingly, the reverse merger was treated as an acquisition of Emtec by DARR Westwood and a recapitalization of DARR Westwood.